UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2004

Price Legacy Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-20449	33-0628740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17140 Bernardo Center Drive, Suite 300, San Diego, California		92128
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 675-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 2, 2004, Price Legacy Corporation, a Maryland corporation (the “Company”), issued a press release announcing the redemption of 1,562,500 shares of its 8¾% Series A Preferred Stock.  A copy of the press release is attached hereto as Exhibit 99.1.

On September 2, 2004, the Company  announced the filing in the Superior Court of California, County of San Diego, of two purported class action complaints against the Company and each current member and one past member of the Company’s Board of Directors.  The complaints allege breaches of the defendants’ fiduciary duty to the Company’s stockholders in connection with the recently announced merger agreement pursuant to which the Company will be acquired by PL Retail LLC, a joint venture between Kimco Realty Corporation and DRA Advisors LLC.  The complaints challenge the sufficiency of the merger consideration and seek to enjoin the merger transaction and unspecified damages from the defendants.  A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release issued by Price Legacy Corporation on September 2, 2004.
99.2	Press release issued by Price Legacy Corporation on September 2, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICE LEGACY CORPORATION

Date September 2, 2004
	By:	/s/ Jeffrey R. Fisher
Name: Jeffrey R. Fisher
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release issued by Price Legacy Corporation on September 2, 2004.
99.2	Press release issued by Price Legacy Corporation on September 2, 2004.